Rule 424(b)(5)
                                                              File No. 333-33124

Pricing Supplement No. 6 Dated February 27, 2001

(To Prospectus dated March 31, 2000 and
Prospectus Supplement dated November 21, 2000)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series C

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Principal Amount:  $20,000,000              Original Issue Date: March 2, 2001
Interest rate: 6.60%                        Maturity Date: March 2, 2011

Issue Price:  100% payable in               Proceeds to Issuer After
              immediately                   Commission:  99.375%
              available funds

Agent's Commission:  0.625%                 Original Interest
                                            Accrual Date: March 2, 2001
Form:  Book-Entry

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Redemption:         We cannot redeem these notes prior to maturity.

Capacity:           U.S.  Bancorp Piper Jaffray Inc.  acted as our agent in this sale.

Use of Proceeds:    We will use the net  proceeds  from the sale of these  notes and the other notes that we are selling today to repay a portion of our short-term debt.

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                                     Agent:

                         U.S. BANCORP PIPER JAFFRAY INC.